UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 15, 2021

Sio Gene Therapies Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37418	85-3863315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 West 42nd Street 26th Floor New York, New York 10036 (Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code): +1 877 746 4891
N/A

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	SIOX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2021, Gavin Corcoran, M.D., Chief Research and Development Officer of Sio Gene Therapies Inc. (the "Registrant"), informed the Registrant of his intent to resign from his position, effective November 12, 2021. Dr. Corcoran's resignation is not the result of any disagreement with the policies, practices or procedures of the Registrant.

Pavan Cheruvu, M.D., the Registrant's President and Chief Executive Officer ("CEO"), will assume Dr. Corcoran's responsibilities as Chief Research and Development Officer going forward. As part of a realignment of the Registrant's research and development organization, the Registrant has established two new executive positions, Chief Medical Officer and Senior Vice President of Early Development and Scientific Affairs, both reporting directly to the CEO, and has commenced searches to fill these positions.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Document

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIO GENE THERAPIES INC.

Dated:	October 21, 2021
		By:	/s/ David Nassif
		Name:	David Nassif
		Title:	Chief Financial Officer and General Counsel